Exhibit 99.1

REGRID POWER, INC.

Financial Statements

and

Independent Auditors’ Report

For The Nine Months Ended September 30, 2008

and The Year Ended December 31, 2007

REGRID POWER, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholder

Regrid Power, Inc.

Campbell, California

We have audited the accompanying balance sheets of Regrid Power, Inc. as of September 30, 2008 and December 31, 2007, and the related statements of operations, changes in stockholder’s equity and cash flows for the nine months ended September 30, 2008 and for the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regrid Power, Inc. as of September 30, 2008 and December 31, 2007 and the results of its operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

December 16, 2008
Denver, Colorado

REGRID POWER, INC.

Balance Sheets

	September 30, 2008	December 31, 2007
Assets
Current assets
Cash	$209,103	$1,028,875
Accounts receivable	1,750,761	1,218,598
Costs in excess of billings on uncompleted contracts	309,767	—
Unbilled accounts receivable	234,858	—
Inventory	1,455,864	896,372
Deferred costs on uncompleted contracts	202,549	137,706
Income tax receivable	392,100	—
Deferred tax asset	345,600	—
Other current assets	63,284	101,671

Total current assets	4,963,886	3,383,222
Property and equipment, net	649,501	575,681

Total assets	$5,613,387	$3,958,903

Liabilities and Stockholder’s Equity
Current liabilities
Line-of-credit	$1,303,302	$787,540
Accounts payable	1,520,931	793,518
Accrued liabilities	1,838,518	563,789
Current portion of long-term debt	61,730	60,664
Deferred revenue on uncompleted contracts	782,112	163,107
Deferred income taxes	—	400,000
Income tax payable	—	39,200
Note payable, related party	15,383	—

Total current liabilities	5,521,976	2,807,818
Deferred income taxes	54,000	67,000
Long-term debt, less current portion	83,923	110,831
Other long-term liabilities	34,587	—

Total liabilities	5,694,486	2,985,649

Commitments
Stockholder’s equity (deficit)
Common stock, 1,000 shares issued, authorized, and outstanding; no par value	44,851	44,851
Retained earnings (deficit)	(125,950)	928,403

Total stockholder’s equity (deficit)	(81,099)	973,254

Total liabilities and stockholder’s equity (deficit)	$5,613,387	$3,958,903

See notes to financial statements.

REGRID POWER, INC.

Statements of Operations

	For the Nine Months Ended September 30, 2008	For the Year Ended December 31, 2007
Revenues	$11,457,621	$13,713,786
Cost of goods sold	8,187,707	9,268,627

Gross profit	3,269,914	4,445,159

Operating expenses
Selling and operating	4,030,154	2,994,913
General and administrative	998,654	738,767

Total operating expenses	5,028,808	3,733,680

(Loss) income from operations	(1,758,894)	711,479
Interest and other expense, net	(37,359)	(18,225)

(Loss) income before income taxes	(1,796,253)	693,254
Income tax (benefit) expense	(741,900)	252,961

Net (loss) income	$(1,054,353)	$440,293

Net (loss) income per share
Basic and diluted	$(1,054)	$440

Shares used in computing net (loss) income per share
Basic and diluted	1,000	1,000

See notes to financial statements.

REGRID POWER, INC.

Statement of Changes in Stockholder’s Equity (Deficit)

For The Nine Months Ended September 30, 2008 and The Year Ended December 31, 2007

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance - January 1, 2007	1,000	$44,851	$488,110	$532,961
Net income	—	—	440,293	440,293

Balance - December 31, 2007	1,000	44,851	928,403	973,254
Net loss	—	—	(1,054,353)	(1,054,353)

Balance - September 30, 2008	1,000	$44,851	$(125,950)	$(81,099)

See notes to financial statements.

REGRID POWER, INC.

Statements of Cash Flows

	For the Nine Months Ended September 30, 2008	For the Year Ended December 31, 2007
Cash flows from operating activities
Net (loss) income	$(1,054,353)	$440,293
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation and amortization	137,168	111,788
Deferred tax provision (benefit)	(758,600)	165,729
Impairment on non-marketable securities	100,000	30,000
Changes in operating assets and liabilities
Accounts receivable	(532,163)	(379,948)
Costs in excess of billings on uncompleted contracts	(309,767)	—
Unbilled accounts receivable	(234,858)	—
Inventory	(559,492)	(263,309)
Deferred costs on uncompleted contracts	(64,843)	(38,793)
Income tax receivable	(392,100)	—
Other current assets	38,387	(116)
Accounts payable	727,413	222,628
Accrued liabilities	1,274,729	359,825
Deferred revenue on uncompleted contracts	619,005	10,257
Income tax payable	(39,200)	27,200
Other long-term liabilities	34,587	(51,729)

Net cash (used in) provided by operating activities	(1,014,087)	633,825

Cash flows from investing activities
Purchases of property and equipment	(210,988)	(418,561)
Purchases of non-marketable securities	(100,000)	(30,000)

Net cash used in investing activities	(310,988)	(448,561)

Cash flows from financing activities
Net proceeds on line-of-credit	515,762	712,622
Payments on long-term debt	(49,320)	(45,926)
Proceeds from long-term debt	23,478	94,914
Proceeds from related party debt	17,250	—
Payments on related party debt	(1,867)	—

Net cash provided by financing activities	505,303	761,610

Net (decrease) increase in cash	(819,772)	946,874
Cash - beginning of period	1,028,875	82,001

Cash - end of period	$209,103	$1,028,875

Supplemental disclosure of cash flow information:

Cash paid for interest for the nine months ended September 30, 2008 and for the year ended December 31, 2007 was $49,452 and $31,970, respectively.

Cash paid for income taxes for the nine months ended September 30, 2008 and for the year ended December 31, 2007 was $432,000 and $48,000, respectively.

See notes to financial statements.

REGRID POWER, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Regrid Power, Inc. (the “Company”) was founded in 2002. The Company designs and builds solar electric systems and since inception has commissioned over one thousand solar systems. The Company’s headquarters are located in Campbell, California.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, approximate the carrying values of such accounts. The Company has no financial instruments held for trading purposes.

Concentrations of Credit Risk

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of September 30, 2008 and December 31, 2007 balances of cash and cash equivalents exceeded the federally insured limit by approximately $168,000 and $886,000, respectively.

Accounts Receivable

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

At September 30, 2008, one customer, the State of California, accounted for approximately 36% of accounts receivable. At December 31, 2007, two customers, one of which is the State of California, accounted for approximately 84% of accounts receivable.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based upon the Company’s assessment of the collectability of specific customer accounts and an assessment of economic risks. As of September 30, 2008 and December 31, 2007, the Company has deemed an allowance for doubtful accounts to be unnecessary.

REGRID POWER, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Inventory

Inventory consists primarily of purchased finished goods and is valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided over the estimated useful lives for owned assets, ranging from 3 to 25 years.

Leasehold improvements are amortized over the shorter of their estimated useful life or the remaining lease term.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Revenue Recognition

Revenue consists primarily of solar energy system installation fees. The Company recognizes revenue from fixed price contracts using either the completed contract or percentage-of-completion method, based on the size of the solar energy system installation. Revenue is recognized from solar energy system installations of less than 110 kilowatts (kW) when the installation is substantially complete, which is when remaining costs and potential risks are insignificant in amount, which typically occurs upon final departure from the worksite or passing of building inspection. Revenue is recognized from solar energy installations equal to or greater than 110 kW on a percentage-of-completion basis, measured by the percentage of contract costs incurred to date to total estimated costs for each contract. This method is used because management considers cost to date to be the best available measure of progress on these contracts.

Contract costs include direct contract costs such as materials, subcontractors, labor, payroll insurance and taxes, and other direct costs. General and administrative costs are charged to expense as incurred. Contract costs and estimates of costs to complete contracts are reviewed and updated periodically by management. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income, and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and final contract settlements are accounted for as changes in estimates in the current period.

REGRID POWER, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Deferred Revenue on Uncompleted Contracts

The unearned portion of contracts is classified as deferred revenue. Related costs are also deferred until revenue is recognized.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the nine months ended September 30, 2008 and for the year ended December 31, 2007 was $120,451 and $121,632, respectively.

Income Taxes

The Company provides for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). The liability method requires recognition of deferred income taxes based on temporary differences between financial reporting and income tax bases of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 on January 1, 2008 did not have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether or not to file in a particular jurisdiction. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet a “more-likely-than-not” recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 is reported as an adjustment to the opening balance of retained earnings. FIN 48 is effective for private companies for years beginning after December 15, 2008. The Company expects the adoption of this accounting standard will increase the level of disclosure that the Company provides regarding tax positions. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial position and results of operations.

REGRID POWER, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Basic and Diluted Earnings Per Common Share

In accordance with FAS 128, basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year.

Note 2 - Balance Sheet Disclosures

Property and equipment consist of the following:

	September 30, 2008	December 31, 2007
Computers and software	$179,820	$140,356
Vehicles	455,739	407,111
Machinery and equipment	115,111	51,892
Leasehold improvements	233,815	174,138

	984,485	773,497
Less accumulated depreciation and amortization	(334,984)	(197,816)

	$649,501	$575,681

Depreciation and amortization expense for the nine months ended September 30, 2008 and the year ended December 31, 2007 was $137,168 and $111,788, respectively.

REGRID POWER, INC.

Notes to Financial Statements

Note 3 - Costs and Estimated Earnings on Uncompleted Contracts

The Company’s costs and estimated earnings on uncompleted contracts consist of the following as of September 30, 2008:

September 30, 2008
Costs incurred on uncompleted contracts	$1,297,773
Estimated earnings	564,758
Billings to date on uncompleted contracts	(1,552,764)

Net cost in excess of billings on uncompleted contracts	$309,767

The estimated earnings on uncompleted contracts are included in the accompanying balance sheet as of September 30, 2008 in “Costs in excess of earnings on uncompleted contracts”. There were no costs in excess of billings as of December 31, 2007.

Note 4 - Line of Credit

The Company has a $1,500,000 line of credit agreement with a bank, that expired during November 2008. Interest on borrowings is at prime (5% at September 30, 2008) plus .75%, subject to a 5% minimum interest rate. The line of credit agreement has certain restrictive covenants and is guaranteed by the stockholder of the Company. As of September 30, 2008, the Company was not in compliance with the covenants. However, the Company has received a waiver through December 31, 2008.

Subsequent to September 30, 2008, the Company renewed the line of credit. The maximum borrowing was increased to $2,500,000 and maturity date extended to October 2009.

Note 5 - Warranty Liability

The Company’s financial statements include accruals for potential product liability and warranty claims based on the Company’s historical claims experience. Such costs are accrued at the time revenue is recognized.

At September 30, 2008 and December 31, 2007, accrued product warranties totaled $15,000, and are included in “Accrued liabilities” in the accompanying balance sheets.

REGRID POWER, INC.

Notes to Financial Statements

Note 6 - Long-Term Debt

Long-term debt consists of:

	September 30, 2008	December 31, 2007
Note payable to Mission Valley Ford, collateralized by a vehicle, monthly installment of $770 which includes principal and 0% interest, due January 2013.	$40,019	$46,176
Note payable to Mission Valley Ford, collateralized by a vehicle, monthly installment of $770 which includes principal and 0% interest, due December 2012.	39,249	46,176
Note payable to Mission Valley Ford, collateralized by a vehicle, monthly installment of $971 which includes principal and 0% interest, due September 2010.	23,293	32,027
Note payable to Toyota Motor Corporation, collateralized by a vehicle, monthly installment of $1,084 which includes principal and 6.34% interest, due March 2010.	18,891	32,027
Note payable to Mission Valley Ford, collateralized by a vehicle, monthly installment of $1,323 which includes principal and 0% interest, due December 2009.	18,223	30,379
Note payable to Mission Valley Ford, collateralized by a vehicle, monthly installment of $1,196 which includes principal and 0% interest, due February 2009.	5,978	16,737

Subtotal	145,653	171,495
Less current portion	(61,730)	(60,664)

	$83,923	$110,831

Maturities of long-term obligations are as follows:

Periods Ending September 30,

2009	$61,730
2010	43,494
2011	18,470
2012	18,470
2013	3,489

$145,653

REGRID POWER, INC.

Notes to Financial Statements

Note 7 - Related Party Transactions

The Company has a note payable to a related party for the purchase of an automobile. The loan requires monthly payments of $1,012, which include principal and interest at 7.00% and is due in February 2010. As of September 30, 2008, $15,383 was outstanding on the loan. Interest paid on the note during the nine months ended September 30, 2008 was $101. Subsequent to September 30, 2008 the note was paid in full.

Note 8 - Income Taxes

Deferred income taxes are provided for temporary differences in recognizing revenue and expenses for financial reporting and income tax purposes. The temporary differences are primarily due to differing methods for recording bad debts, depreciation, inventory, and accrued salaries and vacation pay. A valuation allowance is recorded for deferred tax assets where it appears more likely than not that the Company will not be able to recover the deferred tax asset.

The Company’s income tax (benefit) expense consists of the following:

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Current:
Federal	$9,340	$65,218
State and local	7,360	22,014

	16,700	87,232

Deferred:
Federal	(606,500)	105,743
State and local	(152,100)	59,986

	(758,600)	165,729

Total income tax (benefit) expense	$(741,900)	$252,961

REGRID POWER, INC.

Notes to Financial Statements

Note 8 - Income Taxes (continued)

Variations from the federal statutory rate are as follows:

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Expected federal income tax (benefit) expense at statutory rate of 34%	$(610,726)	$235,706
Effect of permanent differences	17,540	12,871
State income tax (benefit) expense, net of federal benefit	(107,921)	42,655
Income tax credits	(40,793)	(38,271)

Income tax (benefit) expense	$(741,900)	$252,961

Significant components of the Company’s deferred tax assets and liabilities are approximately as follows:

	September 30, 2008	December 31, 2007
Deferred tax assets:
Accrued liabilities	$233,400	$—
Income tax credit carryforwards	32,600	13,000
Revenue and expense recognition	79,600	—
Impairment of investment	56,000	12,000

Total deferred tax assets	401,600	25,000

Deferred tax liabilities:
Revenue and expense recognition	—	413,000
Depreciation	110,000	79,000

Total deferred tax liabilities	110,000	492,000

Total deferred tax asset (liability)	$291,600	$(467,000)

REGRID POWER, INC.

Notes to Financial Statements

Note 9 - Commitments

The Company is obligated under non-cancelable operating leases for facilities in Campbell, Fresno, and Richmond, California. Total rent expense for the nine months ended September 30, 2008 and the year ended December 31, 2007 was $204,111 and $144,226, respectively.

The Company leases its Campbell facility from DTTC Properties, LLC, a limited liability company partially owned by the stockholder. The lease agreement, which was amended during July 2008 for a period of thirty-six months, requires monthly base payments of $10,080 plus common area operating expenses. Rent expense for the nine months ended September 30, 2008 and for the year ended December 31, 2007 was $59,624 and $88,745, respectively.

Future minimum lease payments under these leases are approximately as follows:

Periods Ending September 30,
2009	$284,289
2010	229,935
2011	151,196

$665,420

Note 10 - Employee Benefit Plan

The Company has a defined contribution plan which provides for elective contributions to be held in trust under Section 401(k) of Internal Revenue Code. Substantially all employees are covered by the plan. The plan also allows for discretionary matching contributions of a percentage not to exceed 5% of the compensation of eligible employees, determined annually by the Board of Directors. It also allows for additional discretionary contributions. Discretionary matching contributions were made for the nine months ended September 30, 2008 and for the year ended December 31, 2007 of $59,112 and $64,723, respectively.

Note 11 - Accounts Payable-Major Vendor

Purchases from two vendors amounted to approximately $5,200,000 for the nine months ended September 30, 2008, of which $1,288,427 was outstanding at September 30, 2008. Purchases from two vendors amounted to approximately $5,500,000 for the year ended December 31, 2007, of which $670,758 was outstanding at December 31, 2007.